       Exhibit 10.2

MUTUAL RESCISSION AGREEMENT
AND RELEASE OF ALL CLAIMS

     This Mutual Exclusive Rescission Agreement and Release of all Claims (hereinafter “Agreement") is made by and among Raj Kalra, an Individual, ThinLine IT Services of Georgia, LLC. A Georgia Corporation, and its assignees, and PTS, Inc., a Nevada Corporation, Minamar Group, a Canadian Corporation, (collectively the "parties"), with reference to the following facts:

A.

Raj Kalra is an individual and a married man who is the CEO of ThinLine IT Services of Georgia, LLC, a Georgia corporation.

     B. PTS, Inc.  ("PTS") is a publicly owned Nevada corporation located in Nevada.  PTS Inc. is an Over the counter bulletin board company. PTS's CEO, Marc Pintar and Minamar Group, began to explore the possibility of merging with, or entering into some other type of business relationship with another business entity that could bring value to PTS.

     C. In or about August 2010, the principals of PTS and ThinLine entered into negotiations regarding a Share Exchange agreement to merge ThinLine into PTS. A draft of an "Share Exchange Agreement" was circulated and discussed which set forth in detail the  contemplated  agreement  and arrangement between  PTS and  ThinLine,  in which  PTS  would  acquire 70% of the outstanding shares of ThinLine for 56,000,000 common shares of PTS.

     D. Certain issues have arisen, such that the parties desire not to proceed with the Share Exchange agreement and the parties’ desire, through this Agreement, to dissolve and rescind any agreements made between them during the negotiations pertaining to the written "Share Exchange Agreement." Through this Agreement, the parties desire to rescind any relationship that may have arisen between them, and to bring this entire matter to a final conclusion and settlement to avoid incurring any further costs and expenses incident to the above-described negotiations.  Therefore, the parties each give their full, complete, and Mutual Release of all Claims to the other, expressly recognizing that by the making of this Agreement and by its execution, the parties do not admit liability or wrongdoing of any kind on their part, or on the part of anyone else.

     Based upon the foregoing, and for good and valuable consideration,

including,  without  limitation,  the mutual  promises and  covenants contained herein,  the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree as follows.

     1. Incorporation of Recitals. The parties agree that the Recitals set forth above  are  true  and  correct  and are  incorporated  into  this Agreement  by reference.

     2.  Rescission.  Upon mutual execution  of this  Agreement by both parties hereto,  PTS and ThinLine agree to completely  dissolve,  rescind and abrogate the "Share Exchange Agreement,"  any and  all  oral or  verbal agreements  or understandings that may have been made between any of the parties hereto, or any collateral  written agreements that may have been made prior to the contemplated "Share Exchange Agreement."

     3. Mutual Release.  Raj Kalra, PTS, ThinLine and Minamar, for and on behalf of themselves,  and their respective officers,  directors,  employees, managers,   affiliates,   insurers,  attorneys,   successors, representatives, contractors,  agents, and assigns hereby fully, irrevocably, and unconditionally forever mutually release and discharge each of the other parties hereto, and all of  their  respective  officers,  directors, employees, managers,  affiliates, insurers,  agents,  attorneys, representatives,  contractors,  successors,  and assigns,  and each of them, from and  against  any and all  actions,  causes of action, claims, judgments, liabilities,  obligations,  claims for compensation, demands,  costs,  fees, and  expenses  of whatever  kind or nature,  including, without limitation, attorneys'  fees and  costs,  whether  known  or unknown, foreseen  or unforseen,  related in any way,  directly  or  indirectly,  to the "Exclusive Supplier  Agreement."  Notwithstanding any other provision of this Agreement, the releases contained herein shall not limit, affect, or apply to any of the parties' obligations under this Agreement.

     4.  Return of Property.  Each of the parties to this Agreement  agrees to return any stock  certificates  or any other  tangible  or  intangible personal property that was exchanged during  negotiations  over the ""Share Exchange Agreement,"  and to take  whatever  steps  are  necessary  to  return the stock certificates or other property to the transferor.

     5. Mutual Contribution.  This Agreement has been drafted on the basis of mutual contribution of language and is not to be construed against any parties hereto as being the drafter or causing the same to be drafted.

     6.  Further Assurances.  The parties agree to cooperate with one another with respect to the completion of the transactions contemplated by this Agreement to take such reasonable actions and execute such other documents as the other party(ies) may reasonably require to carry out the intent of this Agreement.

     7. Covenant of Non-Disparagement.  The parties hereby  covenant and agree that each  shall  not  make,  at any time or  place,  any  disparaging remarks, verbally or in writing,  concerning  any of the  parties'  actions or perceived omissions, regarding any matter connected with the "Share Exchange Agreement" or  otherwise  take any  action  that would  disparage  or cast doubt upon the business  acumen or  judgment of any other  party.  Each party understands and acknowledges that each other party’s business and  reputation are of special, unique,  and extraordinary  character,  which gives them a particular value, the loss of which cannot  reasonably be  compensated in damages in an action at law. Accordingly, each party further agrees that in addition to any other rights or remedies that any other party may possess at law, any aggrieved party shall be entitled to injunctive and other equitable relief in order to prevent or remedy a breach of the provisions of this Section 3 by any other party hereto.

     8. No Assignment.  The parties to this Agreement represent and warrant that they or their affiliated persons or entities have not assigned or transferred any claims or any interest therein or authorized any other person or entity that may assert any claim or claims on its or their  behalf  with respect to the subject matter of this Agreement.

     9.  Comprehensive Nature of Agreement.  The parties to this Agreement understand and expressly agree that this Agreement is completely comprehensive, and extends to all claims of every nature and kind whatsoever arising out of any matter related to the "Share Exchange Agreement", known or unknown, foreseen or unforeseen, suspected or unsuspected, including, but not limited to, any and all claims under Nevada or California or other states' statutes, common law, or case law, or federal law, and any other claim of any type whatsoever.

     10. Governing Law, Venue, and Jurisdiction.  This Agreement and the legal relations between the parties  shall be governed by and construed in accordance with  the  laws of the  State  of  Georgia  governing  contracts made  and to be performed  in that  state,  except  insofar  as the  internal law of any  other political entity or jurisdiction shall specifically and mandatorily apply to any of the  transactions  contemplated  thereby.  The parties hereby agree that all litigation resulting under this Agreement shall be under the sole and exclusive jurisdiction of Fulton County, State of Georgia, United States of America and the parties hereby submit to exclusive jurisdiction and venue thereunder.

     11. Counterparts and Facsimile Execution. This Agreement may be executed in two (2) or more counterparts and via facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.  If the Agreement is executed via facsimile transmission the party so executing the Agreement shall forward an original executed document to the other parties as soon as possible.

     12. Binding Effect.  This Agreement and all provisions herein shall be binding on and inure to the benefit  and  detriment  of the  parties  and their respective legal representatives, successors and assigns.

     13. Entire Agreement; Modification.  This written Agreement represents and contains the entire understanding between the parties hereto in connection with the subject matter of this Agreement.  This Agreement shall not be altered or varied except in writing duly executed by the parties hereto affected. There are no other agreements,   restrictions,   promises, warranties,   covenants, or undertakings, other than those expressly set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter.

     14. Representation.  The parties to this Agreement represent that they have carefully read this Agreement and particularly its provisions that this is a mutual full and complete release of all claims, that it has been fully explained to each party by competent  counsel of each party's own  independent selection, that each party fully understands its final and binding effect, that each party needs no further time to consider this Agreement, that the only promises made to induce each party to sign this Agreement are those stated hereinabove,  and that each party is signing this Agreement voluntarily and with the full intent that this is a full and final  settlement  and mutual release  of all  claims  with covenant of non-disparagement.

     15. Attorneys’ Fees.  The prevailing  party in any  proceeding  brought to interpret or enforce the  provisions of this  Agreement,  or for damages for any alleged breach, shall be entitled to an award of reasonable attorneys' fees and costs incurred at both the trial and appellate levels incurred in enforcing its, her or his rights hereunder.

     16.  Representation of Authority.  Each individual executing this Agreement on behalf of himself,  herself,  or limited liability company, corporation,  or other legal  entity  represents  and warrants  that he or she has all  requisite right,  power,  and authority to do so and to bind such person or entity to each and all of the terms hereof.

     17.  Headings.  The headings and captions of the sections and articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

SIGNATURE PAGE TO FOLLOW

Dated: December 23, 2010.                            By /s/Raj Kalra

                                                      Individually

Dated: December 23, 2010.                             ThinLine IT Services

Georgia, LLC

                                                     A Georgia corporation

                                                     By /s/Raj Kalra

                                                      Title CEO

Dated: December 23, 2010.

PTS, Inc.,

A Nevada corporation

                                                      By /s/Marc Pintar

                                                      Name Director

                                                      Title President

Dated: December 23, 2010.                           Minamar Group

                                                     By /s/Shirlene Woodley

                                                     Name: Shirlene Woodley

Title: Authorized Representative